Exhibit 10.24

SUBLEASE

THIS SUBLEASE, dated as of this 21st day of October, 2011, is made between INTERCELL USA, INC., a Delaware corporation, having an address at 22 Firstfield Road, Suite 210, Gaithersburg, Maryland 20878 (successor by merger to Iomai Corporation, a Delaware corporation) (“Sublandlord”) and NOVAVAX, INC., a Delaware corporation, having an address at 9920 Belward Campus Drive, Rockville, Maryland 20850 (“Subtenant”).

WITNESSETH

1.          Demise and Term. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, upon and subject to the terms and conditions of this Sublease, those certain premises comprising approximately 53,464 rentable square, as substantially shown (by diagonal lines or shading) on the floor plans attached hereto as Exhibit “A” (the “Subleased Premises”), in the building (the “Building”) known as 20 Firstfield Road, Gaithersburg, Maryland, being all of the premises that were leased to Sublandlord by ARE-20/22/1300 Firstfield Quince Orchard, LLC, a Delaware limited liability company (“Main Landlord”) under the Main Lease (as hereinafter defined), together with the Common Areas (as defined in the Main Lease), as modified from time to time by Main Landlord. The term (“Sublease Term”) of this Sublease shall commence on January 1, 2012 (the “Commencement Date”), and shall expire at 11:59 p.m. on March 31, 2013 (the “Expiration Date”), unless sooner terminated as herein provided. If either party hereto shall so request, the parties hereto shall execute and deliver to each other an instrument confirming the Commencement Date, but the failure of either party to execute and deliver such an instrument shall not affect the occurrence of the Commencement Date. Notwithstanding that the Commencement Date may not have yet occurred, from and after the date hereof until the Commencement Date, upon reasonable prior notice to Sublandlord, Sublandlord shall permit Subtenant or any person or entity lawfully acting by or through Subtenant to access the Subleased Premises solely for (a) Subtenant’s architect, engineer and other consultants to measure and inspect the Subleased Premises and (b) Subtenant to inspect and review those certain assets, as more fully described in Exhibit “B” attached hereto (“Purchased Assets”) that Subtenant is purchasing from Sublandlord pursuant to the Equipment Sale Agreement, dated as of the date hereof, between Sublandlord and Subtenant (“Sale Agreement”). Such access and use shall be subject to all the provisions of this Sublease as if the Commencement Date had otherwise commenced or occurred; provided, however, Subtenant shall not be obligated to pay Rent with respect to any period prior to the actual Commencement Date. If Subtenant or such person or entity should enjoy such early access of the Subleased Premises, the Sublease shall be deemed to have so commenced solely for the purpose of causing Subtenant’s covenants, obligations, indemnities, and other agreements under this Sublease during the Sublease Term to be effective and binding upon Subtenant during such early access (such as, but not limited to, Subtenant being obligated to obtain all insurance required of it under this Sublease). Said early access and use shall not advance the Commencement Date or advance or extend the Expiration Date. If Sublandlord does not deliver the Subleased Premises to Subtenant within 15 days of the Commencement Date due solely to the actions of Sublandlord, then the first period of rent abatement described in Section 2 below shall be extended by one day for every day that the Subleased Premises have not been delivered after the Commencement Date, and Subtenant shall have no obligation to pay any Additional Rent until the Subleased Premises have been delivered by Sublandlord.

1

2.          Rent. Subtenant shall pay to Sublandlord rent (the “Base Rent”) at the monthly rate set forth in the schedule attached hereto as Exhibit “C” in advance on the first day of each and every calendar month during the Sublease Term, commencing on the Commencement Date, subject to the Credit (as hereinafter defined). If the Commencement Date is not the first day of a calendar month, then Base Rent for the period commencing on the Commencement Date and ending on the last day of the month in which the Commencement Date occurs shall be apportioned on the basis of the number of days in such calendar month that occur during the term hereof. If the Expiration Date is not the last day of a calendar month, then Base Rent for the period commencing on the first day of the month in which the Expiration Date occurs and ending on the Expiration Date shall be apportioned on the basis of the number of days in such calendar month that occur during the term hereof. Base Rent and all other amounts payable by Subtenant to Sublandlord under the provisions of this Sublease (the “Additional Rent” and together with Base Rent, “Rent”) shall be paid promptly when due, and without deduction, abatement, counterclaim or setoff of any amount or for any reason whatsoever. Base Rent and Additional Rent payable under the first sentence of Section 3 below shall also be due without notice or demand therefor. Sublandlord shall have the same remedies for default in payment of Additional Rent as Sublandlord has for default in payment of Base Rent. All Base Rent and Additional Rent shall be paid to Sublandlord in lawful money of the United States and, at the election of Subtenant, by (a) wire transfer to an account designated by Sublandlord or (b) check drawn on a bank which is a member of the New York Clearinghouse at Sublandlord’s address set forth above (and not the Address for Rent Payment in the Main Lease) or to such other person and/or at such other address as Sublandlord may from time to time designate by notice to Subtenant given in accordance with this Sublease. No payment by Subtenant or receipt or acceptance by Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Base Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublandlord may accept any check or payment without prejudice to Sublandlord’s right to recover the balance due or to pursue any other remedy available to Sublandlord in this Sublease or at law. Except as otherwise set forth in this Sublease, any provision in the Main Lease referring to “Base Rent” or “Additional Rent” incorporated herein by reference shall be deemed to refer to, respectively, the Base Rent and Additional Rent due under this Sublease. Notwithstanding the foregoing or anything to the contrary set forth elsewhere in this Sublease, provided that a Default (as defined in the Main Lease and incorporated herein) has not occurred under this Sublease, (x) the Base Rent due under this Section 2 and that portion of Additional Rent that constitutes the TIA Payment as described in and due under the first sentence of Section 3 below for the first three (3) full calendar months following the Commencement Date (such period being January 1, 2012 through and including March 31, 2012) shall be abated and (y) the Base Rent due under this Section 2 and the Additional Rent due under the first sentence of Section 3 below for the eight (8) full calendar months prior to the Expiration Date (such period being August 1, 2012 through and including March 31, 2013) shall be abated (collectively, the “Credit”); provided, however, if a Default occurs under this Sublease, Subtenant shall no longer be entitled to any abatement of Base Rent or Additional Rent and, to the extent Sublandlord is required to repay to Main Landlord any Rent that was abated by Main Landlord during the Sublease Term because of Subtenant’s Default, then Subtenant shall within ten (10) days following an invoice from Sublandlord therefor, pay to Sublandlord any such amounts required to be repaid to Main Landlord.

2

3.          Additional Rent. Subtenant shall pay to Sublandlord, in advance on the first day of each and every calendar month during the Sublease Term, commencing on the Commencement Date, an amount equal to the sum of: (x) 1/12 of Tenant’s Share (as defined in Section 5 of the Main Lease, and which the parties agree is 100%) of the then current Annual Estimate (as defined in Section 5 of the Main Lease, and which the parties agree may be revised by the Main Landlord from time to time) of Operating Expenses (including, any amounts includable within such Annual Estimate of Operating Expenses pursuant to Sections 5, 9, 11, 13 or 17 of the Main Lease), plus (y) the Restructured TIA Monthly Payment (as defined in Section 16 of the Fourth Amendment), plus (z) the monthly installment of the Additional Tenant Improvement Allowance as described in the 2006 Letter Agreement (the amounts due under subparagraphs (y) and (z) are referred to as the “TIA Payment” and are set forth in Exhibit “C” and the parties agree that such amounts shall not be revised under this Sublease regardless of whether such amounts are revised under the Main Lease), subject to any Credit due to Subtenant under Section 2 above. In addition, Subtenant shall pay to Sublandlord, within ten (10) days following written demand therefor, which demand shall include the supporting documentation described below, any and all other amounts of Additional Rent (as defined in the Main Lease) that are payable by Sublandlord to the Main Landlord pursuant to the provisions of the Main Lease only for periods occurring within the Sublease Term, and excluding amounts attributable to Sublandlord’s default under the Main Lease (except to the extent that Sublandlord’s default was caused by Subtenant). Sublandlord shall deliver to Subtenant a copy of any statement received by Sublandlord from the Main Landlord and a statement calculating the amount due from Subtenant. For purposes of determining any Additional Rent due from Subtenant, including the amounts payable by Subtenant pursuant to this Section 3, any amounts payable by Sublandlord under the Main Lease which cover a fiscal or other period any part of which occurs before the Commencement Date shall be apportioned according to the number of days in such period which occur within the portion of the Sublease Term. Additionally, if Sublandlord shall be charged by reason of Subtenant’s acts or defaults under this Sublease for any sums pursuant to the provisions of the Main Lease, then Subtenant shall be liable for such sums with respect to the Subleased Premises, and such sums shall be deemed Additional Rent and collectible as such and shall be payable by Subtenant upon ten (10) days’ written notice from Sublandlord, which notice shall include a copy of the supporting documentation received by Sublandlord in connection therewith and a statement calculating the amount of such sums. If Main Landlord issues any credit or refund to Sublandlord in respect of any Base Rent or Additional Rent paid by Subtenant and relating to any part of the Sublease Term, then Sublandlord shall give to Subtenant a corresponding credit or refund equal to Subtenant's equitable share of such credit or refund from Main Landlord based on the portion of the Sublease Term to which such credit or refund relates. To the extent permitted by Main Landlord, Subtenant shall have the right to exercise the audit rights described in Section 5 of the Main Lease and, to the extent not so permitted by Main Landlord, Sublandlord shall exercise such rights on Subtenant’s behalf at Subtenant’s sole cost and expense.

3

4.          Subordinate to Main Lease. This Sublease is and shall be subject and subordinate to that certain Lease Agreement, dated as of December 18, 2000, by and between Main Landlord, as landlord and Sublandlord, as tenant (the “Original Lease”), as amended by that certain First Amendment to Lease, dated as of November 29, 2001 (the “First Amendment”), that certain Second Amendment to Lease, dated as of April 14, 2003 (the “Second Amendment”), that certain Third Amendment to Lease, dated as of August 28, 2003 (the “Third Amendment”), that certain letter agreement dated January 13, 2004 (the “2004 Letter Agreement”), that certain Fourth Amendment to Lease, dated as of October 26, 2005 (the “Fourth Amendment”), that certain letter agreement, dated January 3, 2006 (the “2006 Letter Agreement”), that certain Fifth Amendment to Lease, dated as of July 25, 2006 (the “Fifth Amendment”), that certain Sixth Amendment to Lease, dated as of January 26, 2007 (the “Sixth Amendment”) and that certain Seventh Amendment to Lease, to be executed between the parties within the time period set forth in Section 26 (the “Seventh Amendment”) (the Original Lease, as amended by that First Amendment, Second Amendment, Third Amendment, 2004 Letter Agreement, Fourth Amendment, 2006 Letter Agreement, Fifth Amendment, Sixth Amendment and Seventh Amendment, is referred to as the “Main Lease”) and to the matters to which the Main Lease is or shall be subject and subordinate as set forth in Section 27 thereof or otherwise, except such terms, covenants, conditions, provisions and agreements as are expressly modified herein, clearly inconsistent with the provisions hereof or as deleted in Section 6 below (the “Excluded Provisions”). A copy of the Main Lease has been furnished to, and examined by, Subtenant. Sublandlord represents and warrants to Subtenant that (i) the copy of the Main Lease furnished to Subtenant by Sublandlord is a true and complete copy of the Main Lease, and all amendments thereto and modifications thereto; (ii) the Main Lease is in full force and effect on the date hereof; (iii) neither Sublandlord nor, to the best of Sublandlord’s knowledge, Main Landlord, is currently in breach of or default under the Main Lease beyond any applicable notice and cure period; (iv) Sublandlord is the holder of the interest of “Tenant” under the Main Lease and said interest is not the subject of any lien, assignment, sublease or other hypothecation or pledge in conflict with this Sublease or affecting the Subleased Premises; (v) other than the consent of Main Landlord, no consent in connection with Sublandlord’s entering into this Sublease is required under any agreement to which Sublandlord is a party; and (vi) Sublandlord has received no notice of violation of any federal, state or local laws, regulations, codes, or other requirements affecting the Subleased Premises, the building or the land, which remain uncured. If for any reason the term of the Main Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon be automatically terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless either (a) said termination shall have been effected because of the default of Sublandlord under the Main Lease and Subtenant is not then in Default hereunder (including all obligations with respect to the Main Lease that are required to be performed by Subtenant) or (b) Sublandlord voluntarily surrenders or terminates the Main Lease prior to the Expiration Date without Subtenant’s consent, which consent may be given in Subtenant’s sole discretion. Sublandlord shall not voluntarily surrender the Subleased Premises or terminate the Main Lease prior to the Expiration Date, including, without limitation, a termination caused by Sublandlord’s exercise of any right of Sublandlord under the Main Lease to terminate the Main Lease by reason of fire, casualty or condemnation, or, if the same could adversely affect Subtenant and its rights or obligations hereunder, modify or amend or waive any provision of, the Main Lease, without Subtenant’s consent, which consent may be given in Subtenant’s sole discretion. Sublandlord agrees to exercise any rights it may have under the Main Lease against any Holder (pursuant to a Subordination, Non-disturbance and Attornment Agreement or otherwise) on behalf of Subtenant to protect Subtenant’s rights under this Sublease, at the request and sole cost of Subtenant.

4

5.          Security Deposit. Simultaneous with Subtenant’s execution and delivery of this Sublease to Sublandlord, Subtenant shall deliver to Sublandlord, and shall maintain at all times during the Sublease Term and through a period which is one hundred and five (105) days after the later of (a) the expiration or earlier termination of the Sublease Term or (b) Subtenant’s vacating the Subleased Premises, security in the amount of One Hundred Fifty Eight Thousand, One Hundred Forty-One Dollars ($158,141) (the “Security Deposit”) in the form of cash. The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all terms, covenants and conditions of this Sublease to be kept and performed by Subtenant and not as an advance rental deposit or as a measure of Sublandlord’s damage in the case of default. It is agreed that in the event Subtenant defaults in respect of any of the terms, covenants or provisions of this Sublease, including, but not limited to, the payment of any Base Rent or Additional Rent, and such default continues beyond the applicable grace or cure period, if any, hereunder, then Sublandlord may apply such part of the Security Deposit as is required for the payment of any rent or any other sum as to which Subtenant is in default beyond applicable grace and cure periods or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default beyond applicable grace and cure periods in respect of any of the terms, covenants and conditions of this Sublease, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default, including, but not limited to, any damages or deficiency in the reletting of the Subleased Premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Sublandlord, without thereby waiving any other rights or remedies of Sublandlord with respect to such default. If Sublandlord applies any part of the Security Deposit, Subtenant shall, within five (5) days after written demand therefor, deposit with Sublandlord an amount sufficient to restore the Security Deposit to its original amount and Subtenant’s failure to do so shall constitute an immediate Default, for which Subtenant is not entitled to any notice or opportunity to cure, notwithstanding anything to the contrary contained herein. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, nor shall Sublandlord be required to keep the Security Deposit in an interest-bearing account. If Subtenant shall fully and faithfully comply with all the terms, covenants and provisions of this Sublease, any remaining portion of the Security Deposit held by Sublandlord as security shall be returned to Subtenant within one hundred and five (105) days after the later of (a) the expiration or earlier termination of the Sublease Term or (b) Subtenant’s vacating the Subleased Premises, subject to Sublandlord’s right to withhold the Security Deposit (or balance thereof) to satisfy any of Subtenant’s obligations which remain unperformed or to cure any default by Subtenant under this Sublease. In the event of an assignment by Sublandlord of its interest under this Sublease and the assumption by assignee of Sublandlord’s obligations under this Sublease, Sublandlord shall have the right to transfer the Security Deposit to the assignee and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such security, and Subtenant agrees to look to the new Sublandlord solely for the return of such Security Deposit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Sublandlord so long as such new Sublandlord agrees to the terms and conditions of this sentence.

5

6.           Incorporation by Reference.

(a)          The terms, covenants and conditions of the Main Lease are incorporated herein by reference so that, except to the extent that they are inapplicable or modified by the provisions of this Section 6 hereof or otherwise by this Sublease for the purpose of incorporation by reference, each and every term, covenant and condition of the Main Lease binding upon or inuring to the benefit of the Main Landlord shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Main Lease binding upon or inuring to the benefit of the Tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and, except as expressly provided herein, as if the words “Premises,” “Lease” and “Term”, or words of similar import, wherever the same appear in the Main Lease, were construed to mean the “Subleased Premises”, this “Sublease” and the “Sublease Term”, respectively, and as if the words “Mortgage” and “Holder,” wherever the same appear in Main Lease, were construed to include the Main Lease and this Main Landlord, and as if the words “Landlord” and “Tenant”, or words of similar import, wherever the same appear in the Main Lease, were construed to mean, respectively, “Sublandlord” and “Subtenant” in this Sublease:

(1)         except that the term “Landlord” shall be construed to mean Main Landlord wherever the same appears (x) in the following parts of the Main Lease:

a.           the last sentence of Section 1;

b.           Section 9 (except the references to “Landlord” in the fifth sentence and the first reference in the last sentence shall refer to both Main Landlord and Sublandlord);

c.           Section 11 (except the reference to “Landlord” in the second to last sentence shall refer to both Main Landlord and Sublandlord);

d.           Section 13 (except the first reference to “Landlord” in the fourth, fifth, sixth and seventh sentences shall refer to both Main Landlord and Sublandlord);

e.           Section 17; (except the references to “Landlord” in the second, third and fourth paragraphs shall refer to both Main Landlord and Sublandlord);

f.            Sections 18 - 19;

g.           the second sentence of Section 21(b) & (c)(v);

h.           Section 26 (except the references to “Landlord” in the last sentence shall refer to both Main Landlord and Sublandlord);

i.            Section 30(d) (except the references to “Landlord” in the sixth and last sentences shall refer to both Main Landlord and Sublandlord);

6

j.             Section 36 (except the references to “Landlord” in 36(A) and the last sentence shall refer to both Main Landlord and Sublandlord);

k.            Section 38;

and (y) in Section 9 of the Second Amendment; in the third through last sentences of Section 1(a) of the Fifth Amendment; and in the last sentence of Sections 1 (f) and 1(g) and in Section 11 of the Sixth Amendment.

(2)         and except that the term “Landlord” shall be construed to mean Main Landlord and Sublandlord, (i) as provided in Section 6(a)(1) above, and (ii) wherever the same appears in the following parts of the Main Lease:

a.            the third, fifth and last sentences of the first paragraph and the entire second paragraph of Section 7;

b.            Sections 14 - 16;

c.            Section 22(a), the second, third, sixth, seventh and eighth sentences of Section 22 (b), and Sections 22 (c), (e) - (f);

d.            Section 30(a) - (b);

e.            Section 32 (except that the following proviso shall be added to the end of the first sentence with respect to Sublandlord, and if agreed in writing with Main Landlord, with respect to Main Landlord: “provided, however, that to the extent on-going, closed manufacturing processes that require quarantine are occurring at the Subleased Premises, access to the affected portion of the Subleased Premises shall be permitted on not less than 5 days’ prior written notice”); and

f.            Section 33.

(b)          The time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the lessee thereunder, or for the exercise by the Tenant thereunder of any right, remedy or option required to be performed by the Tenant under the Main Lease, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two (2) days, so that in each instance Subtenant shall have two (2) days less time to observe or perform hereunder than Sublandlord has as the Tenant under the Main Lease, unless Sublandlord has as Tenant under the Main Lease three (3) or fewer days in which event Subtenant shall have the time Sublandlord has as Tenant under the Main Lease.

7

(c)          Except as expressly provided in this Sublease (including, without limitation, Sections 3, 7 and 17 of this Sublease), the following parts of the Main Lease shall be deemed deleted for the purposes of incorporation by reference in this Sublease and therefore are not incorporated herein:

(1)         from the Main Lease,

a.           Sections 2 - 4 and 6;

b.           the proviso at the end of the second sentence of Section 30(d) is subject to Main Landlord’s approval;

c.           Section 35;

d.           Section 39;

e.           Section 40(c); and

f.            Exhibits C (including Schedules A and B) and H.

(2)         the entire First Amendment;

(3)         from the Second Amendment,

a.           Sections 2 - 4 and 5 - 7;

b.           Section 8;

c.           Sections 10 - 12; and

d.           Exhibit B.

(4)         the entire Third Amendment;

(5)         all of the 2004 Letter Agreement;

(6)         from the Fourth Amendment,

a.           Section 1;

b.           Sections 5- 6;

c.           Sections 11 - 15 and 17 - 20; and

d.           Exhibits B and C.

(7)         all of the 2006 Letter Agreement except the obligation to pay the monthly installment of the Additional Tenant Improvement Allowance;

8

(8)         from the Fifth Amendment,

a.           Sections 2 - 4; and

b.           Section 6 - 8.

(9)         from the Sixth Amendment,

a.           Section 1(d) & (e);

b.           Sections 2 - 5 and 7 - 9; and

c.           Section 14.

(d)          Any non-liability, waiver, release, defense indemnity or hold harmless provision in the Main Lease for the benefit of the Main Landlord under the Main Lease that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, the Main Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease, except that in no event shall such non-liability, waiver, release, defense indemnity or hold harmless provision (including without limitation the environmental indemnity in Section 30 of the Main Lease) be applicable to any claim to the extent (i) arising from the breach of this Sublease or of the Main Lease by the Sublandlord (unless such breach of the Main Lease is caused by Subtenant), or (ii) resulting from the negligence or willful misconduct of Sublandlord, its agents, contractors, employees or the Main Landlord, any other Holder, its agents, contractors or employees, or (iii) arising from any environmental condition existing prior to the Commencement Date that would have legal or financial consequences for Subtenant. In no event shall Subtenant be liable for consequential or incidental damages or lost profits of Sublandlord or any Holder.

(e)          Any right of the Main Landlord of access or inspection and any right of the Main Landlord to do work in the premises demised under the Main Lease or in the Building and any right of Main Landlord in respect of changing the name and/or address of the Building and any right of the Main Landlord in respect of rules and regulations shall be deemed to inure to the benefit of Sublandlord, the Main Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

(f)          If any of the express provisions of this Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

(g)          Any services not provided by Main Landlord under Section 11 of the Main Lease shall be the responsibility of Subtenant to obtain, at Subtenant’s sole cost and expense, subject to the terms and conditions of the Main Lease (including, but not limited to, cleaning and janitorial, pest control, security, copiers, HVAC/chilled water/generator/purified water maintenance and the like). Notwithstanding the forgoing, Sublandlord shall use commercially reasonable efforts to cooperate with Subtenant in entering into any service contracts between Subtenant and third parties with respect to the Subleased Premises, including, if applicable, assigning to Subtenant any service contracts to which it is a party.

9

(h)          On or before December 31, 2011, at Sublandlord’s sole cost and expense, (1) Sublandlord shall prepare and submit to Main Landlord and Subtenant a Surrender Plan for the Subleased Premises approved by Main Landlord and to the extent such Surrender Plan affects the obligations of Subtenant or its subsequent use of the Subleased Premises, then approved by Subtenant; and (2) Sublandlord shall complete the approved Surrender Plan and deliver to Main Landlord and Subtenant evidence that the approved Surrender Plan has been satisfactorily completed. Moreover, Subtenant shall not have any obligations with respect to the Surrender Plan or the Subleased Premises prior to the Commencement Date. Notwithstanding anything to the contrary contained in this Sublease (including, without limitation, the incorporation by reference of Section 28 of the Main Lease), and if agreed in writing with Main Landlord, Subtenant shall not be required to comply with the provisions of Section 28 if Subtenant retains possession of the Subleased Premises after the termination of the Sublease Term pursuant to and in accordance with the terms and conditions of the Direct Lease.

7.          Performance by Main Landlord. Upon the written request of Subtenant, Sublandlord, at Subtenant’s sole cost and expense, shall promptly request of the Main Landlord, and shall use reasonable efforts to obtain from Main Landlord, (i) additional services as requested by Subtenant pursuant to the terms and provisions of the Main Lease as incorporated herein and (ii) the Main Landlord’s consent for any action pursuant to the terms and provisions of this Sublease and/or the Main Lease, for which the Main Landlord’s consent is required. In addition, upon the request of Subtenant, Sublandlord, at Subtenant’s sole cost and expense, shall also use reasonable efforts to cause Main Landlord to observe and/or perform the obligations of the Main Landlord under the Main Lease which relate to the Subleased Premises (including, without limitation, Sections 5, 9, 10, 11, 13, 17, 18, 19, 24 and 38 of the Main Lease and Section 1 of the Sixth Amendment); provided, however, that Sublandlord shall not be required to incur any expense or expend any sums to obtain such enforcement, except to the extent of funds advanced by Subtenant to Sublandlord for such purpose, which sums shall be repaid by Sublandlord to Subtenant within ten (10) days after Subtenant’s written demand to Sublandlord therefor, and Sublandlord shall have no liability to Subtenant, nor shall Subtenant’s obligations under this Sublease be reduced or abated in any manner, by reason of any inconvenience, annoyance, interruption or injury to Subtenant’s business arising from the Main Landlord’s making repairs or changes which the Main Landlord is required or permitted to make. Subtenant and Sublandlord agree that after the Commencement Date, Subtenant shall be permitted to have direct communications with the Main Landlord about matters under the Main Lease including, without limitation, communications with respect to facilities maintenance and operations matters and services; provided, however, if any matter necessitates formal notice under the Main Lease, or may be material to Sublandlord, then Subtenant shall provide notice to Sublandlord of such communications simultaneous with such communications with Main Landlord. In no event shall Subtenant initiate any communications with Main Landlord which may have legal or financial consequences for Sublandlord, except indirectly through Sublandlord or as expressly provided in the second and third sentences of Section 17 hereof. Subtenant shall not in any event have any rights under this Sublease in respect of the Subleased Premises greater than Sublandlord’s rights under the Main Lease, and, notwithstanding any provision to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the provisions of the Main Lease or as to any obligation of the Main Landlord, Sublandlord shall not be required to make any payment, provide any services or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord’s obligation to pay the rent due under the Main Lease and otherwise to perform its obligations under the Main Lease and hereunder (other than any such obligations of Sublandlord under the Main Lease to be performed by Subtenant under the express terms of this Sublease), and for Sublandlord’s obligation to use reasonable efforts, upon request of Subtenant and at Subtenant’s sole cost and expense, to cause the Main Landlord to observe and/or perform its obligations under the Main Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever other than the willful misconduct of Sublandlord, of the services or facilities that may be appurtenant to or supplied at the Building by the Main Landlord or otherwise, including, without limitation, heat, air conditioning, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or (b) liability on the part of the Sublandlord. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the Main Landlord; provided, however, that the parties acknowledge that Main Landlord and Subtenant are concurrently herewith entering into a new direct lease (the “Direct Lease”) with respect to the Subleased Premises for a period after the expiration of the Sublease Term, certain provisions of which take effect prior to the expiration of the Sublease Term (for example, tenant improvement allowance provisions). Subject to Sublandlord’s obligations set forth in this Section 7, Subtenant waives any right to terminate this Sublease by reason of damage, casualty loss or any Taking (as defined in the Main Lease) of the Subleased Premises or the Project or any part thereof.

10

8.          No Breach of Main Lease.

(a)          Subtenant shall not do, omit to do, or permit to be done any act or thing which may constitute a breach or violation, after the expiration of any applicable notice or cure period, of any term, covenant or condition of the Main Lease by the Tenant thereunder, whether or not such act or thing is permitted under the provisions of this Sublease. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder or which it is obligated to assume under the Main Lease, then Sublandlord shall have the rights set forth in the Main Lease, including, without limitation, Sections 14, 20 and 21, together with such rights as may be available at law or in equity.

(b)          Sublandlord shall not do, omit to do, or permit to be done any act or thing which may constitute a breach or violation, after the expiration of any applicable notice or cure period, of any term, covenant or condition of the Main Lease by the Tenant thereunder, whether or not such act or thing is permitted under the provisions of this Sublease. If Sublandlord shall at any time fail to make any payment or perform any other obligation of Sublandlord hereunder or under the Main Lease, then Subtenant shall have the rights set forth in the Main Lease, including, without limitation, Section 31, together with such rights as may be available at law or in equity. In addition to the foregoing, if Sublandlord shall at any time fail to make any payment of rent under the Main Lease, then Subtenant shall have the right, but not the obligation, if such payment has not been made 5 days after notice from Subtenant to Sublandlord, and without waiving or releasing Sublandlord from any obligations of Sublandlord hereunder, to make such payment to Main Landlord. Sublandlord shall pay to Subtenant upon demand all rent so paid by Subtenant under the previous sentence, and if Sublandlord does not so pay any such sum within 30 days after demand therefor, Subtenant may offset such sum against Rent thereafter otherwise payable to Sublandlord, subject to Subtenant’s right thereafter to contest its obligation to pay the same.

11

9.          Releases. Subtenant hereby releases Main Landlord to the extent that Sublandlord released Main Landlord and/or Main Landlord was relieved of liability or responsibility pursuant to the provisions of the Main Lease.

10.         Use. Subtenant shall use and occupy the Subleased Premises in accordance with the Main Lease, and for no other purpose. Subtenant shall comply with the certificate of occupancy relating to the Subleased Premises and otherwise with Section 7 of the Main Lease to the extent incorporated herein by reference pursuant to Section 6 hereof.

11.         Condition of Subleased Premises. Subject to Sublandlord’s obligations under the Surrender Plan set forth in Section 6(h) hereof, Subtenant is leasing the Subleased Premises “as is”, and Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, material, fixtures, equipment or decorations to make the Subleased Premises ready for Subtenant’s occupancy. The taking of possession of the Subleased Premises by Subtenant shall be conclusive evidence as against Subtenant that the Subleased Premises was in satisfactory condition at the time possession was taken. Subtenant’s acceptance of the Subleased Premises in its “as is” condition is only as against Sublandlord, and does not negate any obligation of Main Landlord to perform work in the Subleased Premises under the Direct Lease with Subtenant. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and Sublandlord’s representations in Sections 4 and 24 hereunder. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections. The Subleased Premises shall be delivered “broom clean” and vacant, except that the Purchased Assets shall remain in the Subleased Premises. If this Sublease terminates prior to the Expiration Date for any reason, Subtenant shall remove the Purchased Assets from the Subleased Premises prior to the effective date of such termination at the sole cost of Subtenant. Other than as set forth herein, Subtenant acknowledges that no representations with respect to the condition of the Subleased Premises have been made to it. Notwithstanding the foregoing, the parties acknowledge that an inspectional review of the Subleased Premises and the Building is being carried out on behalf of Main Landlord and Subtenant and (i) Subtenant shall use reasonable efforts to cause such inspectional review to be completed within four weeks of the date of execution of this Sublease by both parties, (ii) both Subtenant and Sublandlord shall have the right to oversee the inspection and review the resulting report, which shall identify all systems and elements that are not in good working order and legally compliant, (iii) Main Landlord and Sublandlord shall determine which of Main Landlord and Sublandlord shall be responsible for correcting each deficiency identified in the report, correction of which is necessary to restore such equipment to good working order, and shall commit to correcting such deficiencies to good working order prior to the Commencement Date, or, if reasonably required, within a reasonable time thereafter, and (iv) if Main Landlord and Sublandlord do not come to an agreement within two (2) weeks following the issuance of such report on allocating the correction of all such deficiencies between Main Landlord and Sublandlord, including a plan to correct such deficiencies prior to the Commencement Date (or within a time period thereafter, reasonably satisfactory to Subtenant), then Sublandlord, Subtenant and Main Landlord shall meet and negotiate in good faith for an additional period not to exceed fifteen (15) days (unless otherwise agreed in writing between Sublandlord and Subtenant) with the objective of agreeing upon a plan to address any such deficiencies, and if the parties fail to agree upon such a plan, either Subtenant or Sublandlord shall have the right to terminate this Sublease, and upon termination, Sublandlord shall return the Security Deposit in accordance with Section 5 and this Sublease shall otherwise have no further force and effect. If Sublandlord fails to correct any such deficiency within the agreed time period, provided Sublandlord is not diligently working to correct such deficiencies, then Subtenant shall have the right, but not the obligation, to undertake such work and Subtenant may offset the costs of such work against Rent thereafter otherwise payable to Sublandlord, provided Subtenant obtains Sublandlord’s written consent to the costs of such work prior to commencing such work, Sublandlord not to unreasonably withhold or delay such consent.

12

12.         Assignment and Sub-Subleases. In no event shall any provision of this Sublease limit or modify any right of Main Landlord under Section 22 of the Main Lease, and Subtenant’s rights under this Section 12 shall be subordinate and subject to such rights of Main Landlord.

13.         Consents and Approvals. Provided that (i) Sublandlord will incur no liability by reason of granting its consent, (ii) the action to which Sublandlord is asked to consent has no legal or financial consequences to Sublandlord, and (iii) Subtenant indemnifies, defends and holds harmless Sublandlord from and against potential liabilities by reason of Main Landlord granting its consent, Sublandlord shall not withhold its consent to any proposed action requiring the consent of Sublandlord and Main Landlord under this Sublease that is approved by Main Landlord, and shall diligently pursue any such consent from Main Landlord on behalf of Subtenant. In any instance when Sublandlord’s consent or approval is required under this Sublease and Sublandlord has agreed not to unreasonably withhold or delay such consent or approval, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if the consent or approval of the Main Landlord is required under the terms of the Main Lease and such consent or approval has not been obtained despite Sublandlord’s request therefor in accordance with Section 7 above. In the event that Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being intended that Subtenant’s sole remedy shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublandlord shall have expressly agreed in writing not to unreasonably withhold or delay its consent.

14.         Notices. All notices, consents, approvals, demands and requests (collectively “Notices”) which are required or desired to be given by either party to the other hereunder shall be given in accordance with Section 40(a) of the Main Lease that has been incorporated herein by reference, except that if addressed to: (i) Subtenant then addressed to the following address: to the Subleased Premises with a copy (which copy shall not constitute notice) to Walter R. McCabe III, Esq., Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600, and (ii) to Sublandlord then addressed to the address where payments of Base Rent are made with a copy (which copy shall not constitute notice) to Robert J. Gage, Esq., Covington & Burling LLP, 1201 Pennsylvania Avenue, NW, Washington, DC 20004-2401. Each party hereto may from time to time change the names and/or addresses to which Notices given to it shall be addressed and sent as aforesaid, by designating such other names and/or addresses in a Notice given in accordance with the provisions of this Section.

13

15.         Insurance. Subtenant, at Subtenant’s sole expense, shall maintain for the benefit of Sublandlord and Main Landlord and any Landlord Parties such policies of insurance (and in such form) as are provided in the Main Lease with respect to the Subleased Premises including, without limitation Sections 12 and 17 of the Main Lease, which policies shall be reasonably satisfactory to Sublandlord as to coverage and insurer (which shall be licensed to do businesss in the State of Maryland). At all times during the term hereof, Sublandlord shall maintain in full force and effect the commercial general liability policy of insurance with respect to the Subleased Premises required to be maintained by it under the Main Lease. Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of Main Landlord and Sublandlord which Sublandlord is required to provide pursuant to the provisions of the Main Lease.

16.         Estoppel Certificate. Any statement delivered by Sublandlord or Subtenant to the other pursuant to Section 23 of the Main Lease that has been incorporated herein by reference, may be relied upon by the Main Landlord and by any prospective assignee or transferee of the leasehold estate under the Main Lease. Any statement delivered by Sublandlord or Main Landlord to the other pursuant to Section 23 of the Main Lease, may be relied upon by Subtenant.

17.         Alterations. Subtenant shall not make or cause, suffer or permit the making of any Alterations (as defined in the first sentence of Section 12 of the Main Lease, except that the reference therein to the “Premises” shall be a reference to the Subleased Premises), without in each instance, first (i) obtaining Main Landlord’s irrevocable prior written agreement that such proposed Alterations may remain in the Subleased Premises at the expiration or earlier termination of the Main Lease and surrender of the Subleased Premises to Main Landlord under the Main Lease, and that neither Sublandlord nor Subtenant shall have any removal, repair or restoration obligations with respect to such proposed Alterations at the expiration or earlier termination of the Main Lease and surrender of the Subleased Premises to Main Landlord under the Main Lease; (ii) obtaining the prior written consent of Main Landlord, as required under the Main Lease, to install such proposed Alterations; and (iii) complying with this Sublease, the Main Lease and applicable law with respect to the installation thereof. With respect to any proposed Alterations in or to the Subleased Premises, Subtenant may submit its written request for consent to make such Alterations to the Subleased Premises directly to Main Landlord (with a copy to Sublandlord) in accordance with the requirements set forth in Section 12 of the Main Lease, together with such other information as requested by Main Landlord. In the event that consent from Main Landlord as hereinabove required is received with respect to any proposed Alterations and such Alterations would not have legal or financial consequences to Sublandlord (or, to the extent such Alterations would have legal or financial consequences to Sublandlord, the Main Landlord has agreed that the Sublandlord shall have no responsibility or liability therefor), no further consent shall be necessary from Sublandlord. Sublandlord agrees not to unreasonably withhold or delay its consent to any Alterations proposed by Subtenant during the Term that require Sublandlord consent hereunder. If any Alterations are made without Main Landlord’s consent as required under this Section 17, Sublandlord may remove the same, and may correct, repair and restore the Subleased Premises and any damage arising from such removal, and Subtenant shall be liable for any and all costs and expenses incurred by Sublandlord in the performance of this work. Subtenant shall be solely responsible for all costs relating to any approved Alterations, and shall obtain and maintain all insurance required under the Main Lease with respect to the installation, maintenance and repair of any approved Alterations. Subtenant shall indemnify Sublandlord from and against any costs, fees or liabilities incurred by Sublandlord (including, without limitation, under the Main Lease) by reason of any Alterations made by Subtenant to the Subleased Premises, including, without limitation, all costs and expenses incurred by Main Landlord or Sublandlord with respect to the removal, repair or restoration of any Alterations made by Subtenant in or to the Subleased Premises. Subtenant's obligations under this Section 17 shall survive the termination of this Sublease.

14

18.         Brokerage. Each party represents to the other that no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease other than Verity Commercial, which represented Sublandlord (the “Broker”), and each party shall pay, and shall indemnify, defend and hold harmless, the other from and against, any claims made by any broker or other person (other than the Broker) for a brokerage commission, finder’s fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys’ fees) in connection with such claims if such other broker or other person claims to have had dealings with such indemnifying party. Sublandlord agrees to pay a commission to the Broker in accordance with a separate agreement between Sublandlord and the Broker.

19.         Holding Over. Notwithstanding anything to the contrary contained in this Sublease (including, without limitation, the incorporation by reference of Section 8 of the Main Lease), Subtenant shall not be deemed to be retaining possession of the Subleased Premises after the termination of the Sublease Term if such possession shall be pursuant to and in accordance with the terms and conditions of the Direct Lease.

20.         No Waiver. The failure of a party hereto to insist in any one or more cases upon the strict performance or observance of any obligation of the other party hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of the other party or any right or option of such party. Sublandlord’s receipt and acceptance of Base Rent or Additional Rent, or Sublandlord’s acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by a party hereto of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by the other party.

21.         Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Main Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all further obligations under this Sublease.

15

22.         No Personal Liability. None of Sublandlord’s nor Subtenant’s respective partners, principals, members, stockholders, directors, officers, employees, agents or representatives, disclosed or undisclosed, shall have any personal liability under this Sublease for or in connection with any default or breach by Sublandlord or Subtenant, respectively, of any of the terms, covenants or conditions of this Sublease to be performed or observed by Sublandlord or Subtenant, respectively, or for any other matter or thing in connection with the Subleased Premises, this Sublease or otherwise. In any such event, each party hereto shall look solely to the assets and property of the other party for the satisfaction of any remedy or the collection of any judgment (or other judicial process) requiring the payment of money, or otherwise, and no property of any partner, principal. member, employee, agent or representative of either party (other than the property of such party, itself) shall be subject to levy, execution or other enforcement procedure for the satisfaction of any remedy for any such default or breach, or in connection with any other matter or thing in connection with the Subleased Premises, this Sublease or otherwise.

23.         Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of Maryland. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The headings in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same. This Sublease may be executed in one or more counterparts which together shall constitute one instrument.

24.         Additional Representations. Subtenant further represents and warrants to Sublandlord that (i) it has all requisite corporate power and authority to execute, deliver and perform this Sublease, (ii) all corporate actions required to execute, deliver and perform this Sublease have been properly taken, (iii) it has executed and delivered this Sublease; and (iv) this Sublease is its valid, legal and binding agreement, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Sublandlord further represents and warrants to Subtenant that (i) it has all requisite corporate power and authority to execute, deliver and perform this Sublease, (ii) all corporate actions required to execute, deliver and perform this Sublease have been properly taken, (iii) it has executed and delivered this Sublease; and (iv) this Sublease is its valid, legal and binding agreement, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

16

25.         Consent of Main Landlord. This Sublease is subject to the approval and consent of Main Landlord under Section 22 of the Main Lease, which Sublandlord agrees to use all reasonable efforts to obtain. This Sublease shall not become effective unless and until a written approval and consent reasonably acceptable to Subtenant (the “Consent”) is executed and delivered by the Main Landlord.

26.         Post-Closing Conditions.

(a)          If, within fourteen (14) days of the date of execution of this Sublease by both parties (or such later date as the parties may agree in writing), Subtenant and the Main Landlord fail to execute a lease for the Building for a term commencing April 1, 2013, as well as a lease for the premises located at 22 Firstfield Road, Gaithersburg, Maryland 20878 (the “22 Firstfield Premises”), for a term commencing April 1, 2014, Sublandlord and Subtenant shall each have the right to terminate this Sublease upon written notice to the other within seven (7) days, whereupon Sublandlord shall return the Security Deposit in accordance with Section 5 and neither party shall have any further obligation to the other pursuant to this Sublease.

(b)          If within fourteen (14) days of the date of execution of this Sublease by both parties (or such later date as the parties may agree in writing), Sublandlord and the Main Landlord fail to execute an amendment to the lease in effect on the date hereof between Sublandlord and the Main Landlord with respect to the Building and an amendment to the lease in effect on the date hereof between Sublandlord and the Main Landlord with respect to the 22 Firstfield Premises, Sublandlord and Subtenant shall each have the right to terminate this Sublease upon written notice to the other within seven (7) days, whereupon Sublandlord shall return the Security Deposit in accordance with Section 5 and neither party shall have any further obligation to the other pursuant to this Sublease.

(c)          If within fourteen (14) days of the date of execution of this Sublease by both parties (or such later date as the parties may agree in writing), the Consent has not been obtained from the Main Landlord under this Sublease or under the sublease between Sublandlord and Subtenant for the 22 Firstfield Premises, Sublandlord and Subtenant shall each have the right to terminate this Sublease upon written notice to the other within seven (7) days, whereupon Sublandlord shall return the Security Deposit in accordance with Section 5 and neither party shall have any further obligation to the other pursuant to this Sublease.

17

IN WITNESS WHEREOF, Sublandlord and Subtenant have hereunto executed this Sublease as of the day and year first above written.

SUBLANDLORD:

INTERCELL USA, INC.,
a Delaware corporation

By:	/s/ David Venables
	Name:	David Venables
	Title:	Chief Operating Officer, USA

By:	/s/ Jeff Hackman
	Name:	Jeff Hackman
	Title:	Senior Vice President, USA

SUBTENANT:

NOVAVAX, INC.,
a Delaware corporation

By:	/s/ Stanley C. Erck
	Name:	Stanley C. Erck
	Title:	President & Chief Executive Officer

18